Exhibit 10.20

December 2, 2009

Trinity Energy Holdings, LLC

133 N. Goodman Road

Lake Charles, LA 70615

Tianjin New Highland Science and Technology Development Company, Ltd.

No. 86 ATNHe Road, DaGang

TianJin 300270, People’s Republic of China

Dear Mr. Liu;

Through our wholly-owned subsidiary, Power Hydraulics LLC, we have agreed to issue your aforementioned company the exclusive right to use the Lateral Jetting Technology and related equipment, and to provide services using the Technology and related equipment, in the Territory of the People’s Republic of China.  The purpose of this letter is to affirm our company’s position regarding the exclusivity for your Territory.

Trinity Energy Holdings, LLC is the parent company of four subsidiaries: Jet Drill Well Services, LLC; Power Hydraulics, LLC; Radial Drilling Technologies I, LLC; and Radial Drilling Technologies II, LLC.   All of our subsidiaries are wholly-owned, managed and directed by Trinity Energy Holdings.  That said, for as long as Tianjin New Highland holds the exclusive rights to China, Trinity Energy Holdings, nor any of the subsidiaries, shall grant any rights, partial or whole, to our Lateral Jetting Technology—including training, procedures, downhole tools or lateral jetting coiled tubing units—to any other entity or person that would infringe, enable one to infringe, or cause one to infringe on your exclusive rights for the Territory of the People’s Republic of China.

Respectfully,

Daniel J. Jacobson

Member, Director

Acknowledge by:	Jet Drill Well Services, LLC

J. Mark Savage
President

Power Hydraulics, LLC

/s/ Richard Rigmaiden

(Name of Authorized Signatory)

Name: Richard Rigmaiden

Position: President

Radial Drilling Technologies I, LLC

/s/ J. Mark Savage

(Name of Authorized Signatory)

Name: J. Mark Savage

Position: President

Radial Drilling Technologies II, LLC

/s/ J. Mark Savage

(Name of Authorized Signatory)

Name: J. Mark Savage

Position: President